UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 28, 2009
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10382 (Commission File Number)	20-5715943 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 28, 2009, the Board of Directors of Synergetics USA, Inc. (the “Company”) appointed David M. Hable to serve as the Company’s President and Chief Executive Officer and elected him to serve as a member of the Company’s Board of Directors, effective January 29, 2009. In his role as President and Chief Executive Officer, Mr. Hable will serve as the Company’s principal executive officer. The Company issued a press release on January 29, 2009, announcing Mr. Hable’s appointment, a copy of which is filed with this report as Exhibit 99.1.
     Prior to joining the Company, Mr. Hable, age 53, served as President and Chief Executive Officer of Afferent Corporation, a venture capital backed medical device company focused on neurostimulation therapies. Previously, he was Chairman of the Board of ONI Medical Systems, Inc., a developer and marketer of magnetic resonance imaging (MRI) equipment for extremity applications in non-hospital settings. Mr. Hable also spent over 20 years and held several sales and marketing positions with Codman & Shurtleff, Inc. (“Codman”), a Johnson & Johnson company, which develops and markets a wide range of diagnostic and therapeutic products for the treatment of central nervous system disorders. From 1998 to 2003, Mr. Hable served as Codman’s Worldwide President leading all functions in the Company, both domestically and internationally.
     For his services as President and Chief Executive Officer, Mr. Hable will receive an annual salary of $340,000 and is eligible for an annual cash bonus based on the percentage of his salary that corresponds to the achievement of certain Company-wide objectives and functional and personal development goals, as determined by the Compensation Committee of the Board of Directors. The Company also granted Mr. Hable an option to purchase 48,000 shares of the Company’s Common Stock. The exercise price of the option is $1.00, the closing price of the Company’s Common Stock as listed on the Nasdaq Capital Market on January 28, 2009. The option will vest on a quarterly basis in equal installments over the current and subsequent 11 calendar quarters at the rate of 4,000 shares per quarter.
     Mr. Hable is eligible to participate in the Company’s standard benefit programs for all named executive officers, which includes, but is not limited to, receipt of medical benefits. In connection with his relocation, the Company will reimburse Mr. Hable for all reasonable and customary receipted expenses, including temporary housing, up to $25,000.
     As an employee of the Company, Mr. Hable is subject to the standard non-solicitation, non-disclosure and non-competition obligations applicable to all employees. During his employment and for one year following termination, Mr. Hable cannot (i) use or disclose any confidential information of any kind concerning matters relating to the Company or (ii) solicit or induce any sales representative or distributor representing the Company to sell competitive products. In addition, during his employment and for three years following termination of his employment for any reason, Mr. Hable shall not (i) contact or solicit any Company customers or prospective customers with respect to any product or service which is competitive with products or services provided by the Company; (ii) induce Company employees to leave the Company or employ or cause to be employed any such Company employee; and (iii) own or become affiliated with any business that is competitive with the Company’s business.
     Mr. Hable and the Company entered into a Change in Control Agreement, effective as of January 29, 2009. The Change in Control Agreement has a rolling one-year term and expires 30 days after Mr. Hable’s employment is terminated. Payments to which Mr. Hable is due under the Change in Control Agreement are not subject to reduction in the event he receives other compensation for services rendered after termination of his employment, and he is under no duty to mitigate any payments.

     The Change in Control Agreement provides that if Mr. Hable’s employment is terminated within one year following a Change in Control for Cause or Disability (as both are defined in the Change in Control Agreement), as a result of his death or by Mr. Hable other than as Involuntary Termination (as defined in the Change in Control Agreement), the Company shall pay to Mr. Hable all compensation earned or accrued through his employment termination date, including (i) base salary; (ii) reimbursement for reasonable and necessary expenses; (iii) vacation pay; (iv) bonuses and incentive compensation; and (v) all other amounts to which he is entitled under any compensation or benefit plan of the Company (“Standard Compensation Due”).
     If Mr. Hable’s employment is terminated within one year following a Change in Control without Cause and for any reason other than death or Disability, including Involuntary Termination, and provided he enters into a separation agreement within 30 days of his employment termination, he shall receive the following in a lump sum (“Early Severance”): (i) all Standard Compensation Due; (ii) an amount equal to one-half times his annual base salary at the rate in effect immediately prior to the Change in Control; and (iii) as compensation for certain lost benefits, an amount equal to 10% of his base salary at the rate in effect immediately prior to the Change in Control. If such termination occurs during the period that is 6 to 12 months after Mr. Hable’s Start Date (as defined in the Change in Control Agreement), he shall receive in a lump sum the Early Severance and an additional amount equal to the sum of one-twelfth times his base salary for each month of employment completed between 7 and 12 months after his Start Date. If Mr. Hable is terminated at any time after the first anniversary of his Start Date, he shall receive the following (“Ordinary Severance”): (i) all Standard Compensation Due; (ii) an amount equal to one times his annual base salary at the rate in effect immediately prior to the Change in Control; and (iii) any amount payable as of the termination date under the Company’s objectives-based incentive plan. Such Ordinary Severance shall be paid in 12 equal monthly installments beginning in the month following Mr. Hable’s employment termination. Furthermore, all of Mr. Hable’s awards of shares or options shall immediately vest and be exercisable for one year after the date of his employment termination.
     As defined in the Change in Control Agreement, a “Change in Control” means: (i) the acquisition by any Person (as defined in the Change in Control Agreement) of securities of the Company representing 51% or more of the combined voting power of the Company’s outstanding voting securities; (ii) a change in the composition of the Board of Directors of the Company such that during any period of up to two consecutive years, individuals who constitute members of the Board of Directors at the beginning of the period cease to constitute the majority thereof; and (iii) the closing of certain mergers or consolidations of the Company with any other corporation.
     The foregoing summary of the Change in Control Agreement is qualified in its entirety by reference to the Change in Control Agreement, filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Change in Control Agreement between Synergetics USA, Inc. and David Hable, effective as of January 29, 2009.

99.1	Press Release of Synergetics USA, Inc., dated January 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 3, 2009

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	EVP and Chief Financial Officer

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